UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Rule 14a-101

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to §240.14a-12

INDUS REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INDUS REALTY TRUST, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 14, 2022

April 27, 2022

To our stockholders:

I cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of INDUS Realty Trust, Inc., a Maryland Corporation (“INDUS” or the “Company”), at 11:00 a.m., Eastern Time, on June 14, 2022. The Annual Meeting will be a completely virtual meeting and will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/INDT2022.

The items of business to be conducted at our 2022 Annual Meeting are as follows:

1.	The election of David R. Bechtel, Frederick M. Danziger, Gordon F. DuGan, Michael S. Gamzon, Jonathan P. May, Molly North, Amy Rose Silverman, Michael J. Simanovsky, and Albert H. Small, Jr., as directors of INDUS;
2.	The approval, on an advisory (non-binding) basis, of the compensation of INDUS’ named executive officers as presented in INDUS’ Proxy Statement;
3.	The ratification of the selection of RSM US LLP as INDUS’ independent registered public accountants for the fiscal year ending December 31, 2022; and
4.	Such other business as may properly be brought before the Annual Meeting or any postponement, continuation or adjournment thereof.

Record Date. If you were a holder of shares of our common stock at the close of business on April 18, 2022, you are entitled to receive this notice and to vote at the Annual Meeting.

How to Vote. You can vote your shares by proxy through the Internet, by telephone or by mail using the instructions on the proxy card or you can vote during the virtual Annual Meeting. Whether or not you plan to attend the meeting online, we encourage you to vote your shares prior to the meeting.

Meeting Attendance. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/ INDT2022, you must enter the 16-digit control number included on the proxy card that you received, or on the materials provided by your bank or broker. You may vote during the annual meeting by following the instructions available on the meeting website during the meeting.

On behalf of the Board of Directors,
THOMAS M. DANIELLS
Senior Vice President, General Counsel and Secretary

Forward-Looking Statements:

This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements include INDUS’ beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the Company’s ESG strategy and commitments, director search strategy and compensation strategy. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’ Securities and Exchange Commission (“SEC”) filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 11, 2022 as may be updated in other filings with the SEC. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this proxy statement except as required by law.

INDUS REALTY TRUST, INC.

641 LEXINGTON AVENUE, 26TH FLOOR

NEW YORK, NEW YORK 10022

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of INDUS Realty Trust, Inc., a Maryland Corporation (together with its predecessor, the “Company” or “INDUS”), in connection with the solicitation by its Board of Directors (the “Board”) of proxies for the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Time, on June 14, 2022 (the “Annual Meeting”), for the purposes set forth in the accompanying notice of meeting. The Annual Meeting will be a completely virtual meeting and will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/INDT2022 and entering your 16-digit control number included in your proxy card (“Proxy Card”) or on the instructions that accompanied your proxy materials. INDUS anticipates that the Proxy Statement and Proxy Card will be distributed to stockholders on or about May 5, 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 14, 2022

INDUS’ Proxy Statement and Annual Report are available at http://materials.proxyvote.com/45580R

The following proxy materials are available for review at http://materials.proxyvote.com/45580R:

☐     INDUS’ 2022 Proxy Statement;

☐     INDUS’ Annual Report for the fiscal year ended December 31, 2021 (“2021”); and

☐     any supplements or amendments to the foregoing materials that are required to be furnished to stockholders.

At the Annual Meeting, stockholders will be asked to consider and act upon the following proposals, in addition to such other business as may properly be brought before the Annual Meeting or any postponement, continuation or adjournment thereof:

Proposal	Board Recommendation

PROPOSAL I: Election of Directors

At the Annual Meeting, you will be asked to elect to the board of directors of INDUS the nine persons nominated by the Board. They will serve until the next annual meeting of stockholders and will hold office until their successors are duly elected and qualified.

FOR

PROPOSAL II: Advisory Vote to Approve the Company’s Executive Compensation

At the Annual Meeting, you will be asked to approve, on an advisory (non-binding) basis, the compensation of INDUS’ named executive officers as presented in this Proxy Statement.

FOR

PROPOSAL III: Ratification of Selection of Independent Registered Public Accountants

At the Annual Meeting, you will be asked to ratify the selection of RSM US LLP (“RSM US”) by the Audit Committee of the Board as INDUS’ independent registered public accountants for the fiscal year ending December 31, 2022.

FOR

COMPENSATION HIGHLIGHTS

At the 2021 Annual Meeting of Stockholders, over 99% of the votes cast on INDUS’ “2021 say on pay vote” were in favor of the compensation of our named executive officers. The Compensation and Human Capital Committee considered the strong results of this say-on-pay advisory vote and believes that our executive compensation program (the “Executive Compensation Program”) for 2021 appropriately incentivized our named executive officers. Our 2021 Executive Compensation Program continues to focus on the following objectives:

Attract and retain leading and diverse talent in our functional areas	Motivate our executives to work towards short term financial efficiency and long term value creation that aligns with key business objectives	Achieve the appropriate balance between risk and reward while avoiding the creation of incentives for unnecessary risk taking	Align the interests of management with the interests of stockholders

Our Executive Compensation Program seeks to balance both long and short term compensation components, measured against both absolute and relative performance standards as described below:

Long Term Equity Incentive Plan (“LTIP”) Awards Include:
50% Restricted Stock Units (“RSUs”)	50% Performance Stock Units (“PSUs”)
✓ Vests in equal annual installments on the first three anniversaries of the grant date

✓
Vests after three years, if and to the extent certain performance goals are met, with payout of up to 200% of the target amount upon achievement of maximum performance
✓
The performance goals are based on INDUS’ relative total stockholder return measured against the component companies of two indices over a three-year measurement period:
■
NAREIT FTSE Industrial Index (excluding companies principally focused on highly specialized end uses such as cold storage or the cannabis industry)
■
the MSCI REIT US Equity Index

Short Term Incentive Compensation Plan Includes:
Base Salary	Incentive Compensation

✓
Paid to recognize fundamental market value for the individual’s skills and experience based on the responsibilities of their respective position
✓
The Compensation and Human Capital Committee reviews salaries annually and seeks to provide base salaries that are commensurate with individual professional status, responsibilities, accomplishments, and external compensation data regarding peer companies’ compensation

✓
INDUS offers an opportunity to earn annual cash incentive awards that are designed to reward annual corporate and individual performance based on pre-defined goals
✓
Formulaic, performance based incentive compensation awarded based on achievement of corporate level goals and quantitative and qualitative individual goals
✓
To achieve or exceed target for qualitative performance factors, participants in the incentive compensation plan must contribute to the progress and achievement of INDUS-identified individual goals and objectives including measurement against the progress of the Company’s stated ESG initiatives

ENVIRONMENTAL STEWARDSHIP, SOCIAL RESPONSIBILITY
AND GOVERNANCE (“ESG”) HIGHLIGHTS

At INDUS, we are committed to building a sustainable future. We realize the impact we have on the communities we serve, and we are actively working to implement thoughtful, sustainable practices that span the realms of environmental stewardship, social responsibility, and good corporate governance. We also recognize that an ESG-focused strategy is not just good for our communities and our stakeholders, but it's also good for our business.

ESG Oversight

We have an Internal ESG Committee consisting of representatives from the following areas of the business: Construction & Development, Acquisitions, Property Management, Leasing, Finance, Investor Relations & Capital Markets, and Human Resources and Legal. Our Internal ESG Committee meets monthly and is directly responsible for (a) identifying, implementing and monitoring sustainable initiatives across our portfolio, (b) finding opportunities for both tenant and employee engagement and wellness, and (c) reviewing and recommending better governance practices, policies and programs to be implemented at INDUS.

In 2021, we also expanded our existing charters for our Nominating and Corporate Governance Committee and our Compensation and Human Capital Committee to oversee a broader spectrum of social and governance related policies and metrics. Also in 2021, we created a Sustainability Committee of the Board to further promote and oversee our environmental efforts.

ESG Milestones & Accomplishments

During the last year, we made significant progress related to our ESG efforts, including:

■	Improved Leadership of ESG Initiatives. As noted above, INDUS both expanded existing board committees and created a new board committee to provide a board-guided leadership structure to oversee and drive our ESG initiatives. In early 2021, INDUS also established an Internal ESG Committee responsible for driving forward ESG initiatives at the company and communicating with the board oversight committees to provide updates.
■	New ESG Policies & Goals.
o	Adopted a Sustainable Construction & Development Policy, a Supplier & Vendor Code of Conduct, a Human Rights Policy, as well as various policies to directly benefit our employees and the communities in which we work, including a Corporate Charitable Giving Policy, an Employee Wellness Reimbursement Policy and an Employee Education Reimbursement Policy
o	Implemented employee training programs on topics such as diversity, equity & inclusion (DEI), anti-sexual harassment, anti-corruption, as well as on data privacy & security, phishing attacks and other cyber-security risks to reduce likelihood of preventable cyber-attacks and intrusions
o	Improved our Tenant Handbook and INDUS form leases to adopt and address best practices in green leasing, collaboration between tenant and landlord on sustainability issues, energy efficiency projects, consumption and utility data collection and tracking
o	Aligned with certain of the UN Sustainable Development Goals and published a series of INDUS goals on our website (ir.indusrt.com/esg/)
■	Enhanced ESG Reporting & Disclosures.
o	Created a new IR website (ir.indusrt.com) with more robust reporting, data search, notification, and other capabilities – including a repository of governance documents, board committee information, and charters as well as a dedicated “ESG” page

o	For the first time, reported on certain applicable metrics for Real Estate Owners, Developers, and Investment Trusts as detailed by standards promulgated by the Sustainability Accounting Standards Board, now the Value Reporting Foundation (“SASB”) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021
■	Environmental Stewardship. During the last year, we enhanced our environmental programs and related initiatives and achieved the following milestones and accomplishments:
o	Implemented a Sustainable Construction and Development Policy in 2021 to formalize our sustainable building practices across the categories of (a) materials and resources; (b) site sustainability and water efficiency; (c) energy, atmosphere and air quality; (d) transportation and vehicle emissions; and (e) innovation
o	Implemented an environmental data management system to collect landlord-controlled utility data at our properties, with the goal of being able to use this data for future reporting, to gain a better understanding of carbon emissions, and eventually to set emissions reduction targets
o	Launched a pilot program to install “smart meters” at select properties in our portfolio to collect real-time tenant consumption data to supplement the landlord-controlled utility data already being collected and to provide a more holistic view of full-building utility consumption
o	Enhanced our focus on renewable energy through planned rooftop solar installations, including applying in Connecticut for Eversource’s 2022 solar program and identifying buildings in Pennsylvania that would make good candidates for participation in Pennsylvania’s solar application process in 2022
o	Conducted a Physical Climate Risk Assessment of our existing industrial/logistics portfolio to better understand current portfolio risks and potential impact to asset value
■	Social Responsibility.
o	Began a program of making donations to local food banks and food kitchens in the markets where we acquired or developed on properties
o	Since 2011, donated or sold over 900 acres of undeveloped land for public use including:
■	568 acres for preservation by tax exempt land trusts
■	361 acres for solar farms
o	Implemented an additional paid time off day for all employees per year to volunteer at the charities of their choice, in addition to a charitable donation matching program available to all employees
o	Implemented a number of policies to directly benefit our employees including matching charitable contributions, an employee wellness reimbursement policy and an employee education reimbursement plan

Our employees have an average tenure of 11 years with INDUS due in part to the success of our employee- based initiatives.

The foregoing webpages or reports are not incorporated or deemed to be incorporated by reference in, or otherwise as part of, this proxy statement. While certain matters discussed in this section and in the ESG section of our website may be significant, any significance should not be read as necessarily rising to the level of materiality used for the purposes of our compliance with or reporting pursuant to the U.S. federal securities laws and regulations.

Corporate Governance Highlights

Thoughtful corporate governance and stakeholder engagement provides the foundation for INDUS’ success by building positive and long-term relationships with our constituents, including investors, partners, tenants, employees, and our local communities. As such, our directors stand for election every year, and each of the returning members of our board of directors standing for re-election at the Annual Meeting was elected by at least 98% of the votes cast at our 2021 Annual Meeting. Our directors and employees comply with a comprehensive Code of Business Conduct and Ethics (the “Code”) that encourages honesty, accountability, integrity and mutual respect. The Code also offers safe communication channels for handling ethical issues and concerns. We encourage you to visit the corporate governance section of our website at www.indusrt.com under the “Investors” tab to view or to obtain copies of our committee charters and our Code of Business Conduct and Ethics.

We have highlighted below some of the strengths of our current corporate governance policies and practices:

✓ ✓ ✓ ✓ ✓
Director Independence and Compliance
✓
Fully independent Audit, Compensation, Nominating and Sustainability Committees
✓
An engaged Board: all directors attended at least 83% of all board and committee meetings (of committees of which they were members) during 2021
✓
We prohibit all directors, officers, employees and consultants from: (a) purchasing INDUS stock on margin or pledging INDUS securities to secure loans; (b) selling short INDUS stock; (c) buying or selling put or call options on INDUS stock or entering into other derivative transactions; and (d) entering into other hedging transactions involving INDUS Common Stock.
✓
67% of our Board nominees are independent
✓
Positions of Chairman and CEO are separated
✓
Lead Independent Director elected by the independent directors of the Board
✓
Minimum stock ownership and retention guidelines for directors and officers

Director Composition and Evaluation
✓
Annual election of directors / no classified board
✓
22% of our Board nominees are considered diverse, including women and self-identifying underrepresented minorities
✓
Nominating Committee focus on diversity of age, tenure, gender, ethnicity and skills / experience in the composition of the Board as a whole
✓
Mix of director tenures, skills and backgrounds that provide a balance of experience and institutional knowledge with fresh perspectives
✓
Annual director self-evaluations

Strong Stockholder Rights
✓
Stockholders may amend the bylaws by a majority of the votes entitled to be cast on the matter
✓
Stockholders can call a special meeting (majority of the outstanding shares requirement)
✓
Met with a number of stockholders over the past year and will continue to increase outreach efforts to a larger base of stockholders

Other Governance	✓ Opt-out from Maryland Control Share Acquisition Act ✓ Opt-out from Maryland Business Combination Act ✓ No stockholder rights plan (“poison pill”)

QUESTIONS AND ANSWERS

HOW DO I VOTE?

INDUS recommends that stockholders vote by proxy even if they plan to attend and vote at the Annual Meeting online. If you are a stockholder of record, there are three ways to vote by proxy:

— You can vote over the Internet at www.proxyvote.com by following the instructions on the Proxy Card;	— You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Proxy Card; or	— You can vote by mail by signing, dating and mailing the Proxy Card, which you may have received by mail.
by Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the Proxy Card;	by Telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Proxy Card; or	by Mail — You can vote by mail by signing, dating and mailing the Proxy Card, which you may have received by mail.

To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Proxy Card or on the instructions that accompanied your proxy materials. Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 13, 2022.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not in your own name and you would like to vote your shares electronically at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions.

WHO CAN ATTEND THE MEETING?

Based upon the success of a virtual format for the 2020 and 2021 Annual Meetings of Stockholders and because the virtual format provides the opportunity for greater stockholder participation and engagement, INDUS has decided to hold the Annual Meeting entirely online again this year. You may attend the Annual Meeting online only if you are an INDUS stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/INDT2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Proxy Card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

CAN I CHANGE MY VOTE AFTER I SUBMIT A PROXY?

Yes, any proxy received in the accompanying form may be revoked or changed by the person executing it at any time before the authority thereby granted is exercised. A proxy may be revoked by voting electronically at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy), by giving written notice of revocation to INDUS’ Secretary prior to the meeting, by granting a subsequent proxy through the Internet or telephone, or by delivering a duly executed proxy bearing a later date to INDUS’ Secretary. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote electronically at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker as previously described. Properly executed proxies received by INDUS in such form will be voted at the meeting or any postponement, continuation or adjournment thereof as specified therein by the person giving the proxy; if no specification is made, the shares represented by such proxy will be voted:

FOR the election of David R. Bechtel, Frederick M. Danziger, Gordon F. DuGan, Michael S. Gamzon, Jonathan P. May, Molly North, Amy Rose Silverman, Michael J. Simanovsky, and Albert H. Small, Jr., as directors of INDUS to serve until the next annual meeting and until their successors are duly elected and qualified;

FOR the approval, on an advisory (non-binding) basis, of the compensation of INDUS’ named executive officers as presented in this Proxy Statement; and

FOR ratification of the selection of RSM US LLP as INDUS’ independent registered public accountants for the fiscal year ending December 31, 2022.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL AT THE ANNUAL MEETING?

The voting requirement to approve each of the proposals at the Annual Meeting is as follows:

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal I: Election of directors

For each director, the majority of the votes cast at the Annual Meeting. This means that a nominee for director will be elected if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” the nominee’s election.

Abstentions and broker non-votes will have no effect.
Proposal II: Approval, on an advisory (non-binding) basis, of the compensation of INDUS’ named executive officers	The affirmative vote of a majority of the votes cast at the Annual Meeting.	Abstentions and broker non-votes will have no effect.
Proposal III: Ratification of the selection of RSM US LLP as INDUS’ independent registered public accountants for the fiscal year ending December 31, 2022	The affirmative vote of a majority of the votes cast at the Annual Meeting.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the selection of RSM US LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval of the compensation of our named executive officers.

Management knows of no matters that may be brought before the Annual Meeting or any postponement, continuation or adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any postponement, continuation or adjournment thereof, it is the intention of the persons named in the accompanying proxy card or their substitutes to vote the proxy in accordance with their discretion on such matters.

This solicitation is being made on behalf of the Board. The cost of solicitation of proxies by the Board will be borne by INDUS. Such solicitation will be made by mail and, in addition, may be made by officers and employees of INDUS personally or by telephone, facsimile or electronic mail. Proxies and proxy material will also be distributed through brokers, custodians and other similar parties, and INDUS will reimburse such parties for their reasonable expenses. The solicitation and recording of proxies is being done by Broadridge Financial Solutions, Inc., and will cost approximately $20,000.

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2023 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Each holder of a share of common stock of INDUS, par value $0.01 per share (the “Common Stock”), will be entitled to one vote for each share held of record by such person at the close of business on April 18, 2022 (the “Record Date”), which is the Record Date fixed by the Board for the determination of stockholders entitled to notice of, and to vote online at, the Annual Meeting or any postponement, continuation or adjournment thereof. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. As of such date, INDUS had 10,186,143 shares of Common Stock outstanding.

WHAT CONSTITUTES A QUORUM FOR THE ANNUAL MEETING?

Holders of a majority of our outstanding shares of Common Stock entitled to vote must be present, in person or by means of remote communication, or by proxy, at the Annual Meeting for a quorum to exist. A broker non-vote or an abstention from voting, as applicable, will count for the purposes of determining a quorum. A total of 2,326,298 shares of Common Stock, representing approximately 23% of the outstanding shares of Common Stock, are held by members of the Cullman and Ernst Group (see “Security Ownership of Certain Beneficial Owners and Management and Principal Holders” for more information).

WHY HOLD A VIRTUAL MEETING?

Based upon the success of a virtual format for the 2020 and 2021 Annual Meetings of Stockholders, we believe that hosting a virtual meeting again this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/INDT2022. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/INDT2022.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during or prior to the meeting that are pertinent to the Company and the meeting matters. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Proposals by stockholders for INDUS’ 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by INDUS no later than January 5, 2023 if such proposal is to be considered for inclusion in the 2023 proxy materials of INDUS.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in INDUS’ proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in INDUS’ Amended and Restated Bylaws. INDUS’ Amended and Restated Bylaws require, among other things, that INDUS’ Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than 150 days and not later than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, INDUS must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than November 30, 2022 and no later than December 30, 2022. The notice must contain the information required by INDUS’ Amended and Restated Bylaws, a copy of which is available upon request to INDUS’ Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or after June 14, 2023, then INDUS’ Secretary must receive such written notice not earlier than the 150th day prior to the 2023 Annual Meeting of Stockholders and not later than the 120th day prior to the 2023 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by INDUS. INDUS reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements. In addition to satisfying the foregoing requirements under the INDUS’ Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2023.

PROPOSAL I. ELECTION OF DIRECTORS

At the Annual Meeting, nine directors (which will comprise the entire Board) are to be elected. The Board nominated the individuals listed below for election as directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each director nominee will be elected if a majority of the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions not counted as a vote cast either or against that nominee’s election). If any nominee named below becomes unable to serve or for good cause will not serve, the proxy holders listed on INDUS’ proxy card will vote for such substitute nominee or nominees as may be designated by the Board, or the Board may elect to reduce the size of the Board. The nine nominees who were approved by the Board for inclusion on the proxy card are all current directors of INDUS. Michael J. Simanovsky was designated to serve on, and nominated for re-election to, our Board in conjunction with CM Change Industrial LP’s investment in the Company pursuant to a Securities Purchase Agreement, dated August 24, 2020. CM Change Industrial LP is an entity affiliated with Conversant Capital LLC, where Mr. Simanovsky serves as Managing Partner and Chief Investment Officer.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF OUR DIRECTOR NOMINEES LISTED BELOW

Under the Board’s Director Resignation Policy (the “Resignation Policy”), a director nominee who does not receive the required majority vote for election or re-election (a “Subject Director”) must promptly tender his or her resignation to the Board that will become effective upon acceptance of such resignation by the Board. The Nominating Committee or, if one or more of the members of the Nominating Committee is a Subject Director or if the Board determines that a committee other than the Nominating Committee should recommend whether to accept the Subject Director’s resignation, a committee consisting solely of independent directors who are not Subject Directors, will then make a recommendation to the Board as to whether the Board should accept or reject the Subject Director's resignation.  In accordance with the terms of the Resignation Policy, the Board will decide whether to accept or reject the tendered resignation or take other action regarding such resignation within 90 days from the date of the certification of the election results. The Company will promptly disclose the Board’s decision in a Current Report on Form 8-K.

Board Diversity; Selection and Evaluation of Director Candidates

The Nominating and Corporate Governance Committee, among other responsibilities described in “INDUS Board Committees” below, annually evaluates the effectiveness of the Board and each director performs a self-assessment. As part of this evaluation, each director fills out an assessment of the entire Board, the results of which are reviewed by the Nominating and Corporate Governance Committee, who must present its findings to the Board. These individual self-assessment forms, in addition to a review of director skills and experience, assist the Nominating and Corporate Governance Committee in its board evaluation and refreshment efforts. Since 2016, the Board has added four new independent directors to the Board. The Nominating and Corporate Governance Committee seeks to ensure that a majority of its members are independent within the Nasdaq listing standards, and that any new candidates have demonstrated appropriate ability and judgment, and will, in the opinion of the Nominating and Corporate Governance Committee, be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company and its stockholders.

The Nominating and Corporate Governance Committee believes that, although long-standing directors provide many benefits to the Board, periodic additions to or refreshment of members of the Board is also important. The Nominating and Corporate Governance Committee, therefore, regularly discusses director succession and opportunities to add new candidates, which are often identified through professional search firms. As part of its review process and commitment to enhancing the diversity of the board, the Nominating and Corporate Governance Committee has committed to engaging in an active search over the next year to identify a candidate who may provide additional diversity to the Board with regard to gender and/or race and ethnicity to replace a racially diverse director who resigned from the Board in January 2022.

Although there are no specific, minimum qualifications for directors, key factors that the Nominating and Corporate Governance Committee considers when determining whether to appoint new directors or recommend the re-election of current directors include:

Experience	Skills and leadership experience that are relevant to INDUS’ strategic vision
Diversity	Diversity of background, skills and experience, gender, race and ethnicity
Age and Tenure	Age and tenure of each incumbent director
Board Size	Appropriate number of directors
Board Independence	Independence of candidates for director nominees
Character	Integrity, business judgment, track record and commitment to the INDUS mission

Diversity is an important strategic initiative at INDUS and important to our associates, vendors, tenants and stockholders. This initiative includes diversity at the Board level, which we believe facilitates more balanced, wide-ranging discussion in the boardroom. The diversity of tenure, gender and ethnicity, as well as age of our director nominees is as follows:

Elements of Board Diversity (by Number of Directors)
Age	Tenure	Gender & Minority Diversity

The Board believes that it is important to have directors with strong leadership experience as well as experience in the real estate industry and operations. A balance of perspectives from other industries also is critical to well-rounded oversight. The chart below highlights the industry experience and qualifications of our nominees to the Board as more fully described in “INDUS’ Director Nominees.”

	David R. Betchel	Frederick M. Danizger	Gordon F. DuGan	Michael S. Gamzon	Jonathan P. May	Molly North	Amy Rose Silverman	Albert H. Small	Michael Simanovsky
CEO / C-Suite Management Experience	●	●	●	●	●	●	●	●	●
Skills, Knowledge & Industry Experience
Finance / Accounting	●	●	●	●	●	●			●
Capital Markets	●	●	●	●	●	●	●		●
Real Estate / Logistics	●	●	●	●	●	●	●	●	●
Leasing / Asset Management	●	●	●	●	●	●	●	●
Strategic & Long-Range Planning	●	●	●	●	●	●	●	●	●
Risk Management	●		●		●
Information Security			●
Insurance	●				●			●
Legal	●	●
International / Global Business	●		●	●		●			●
Investor Relations	●		●	●		●			●
Human Capital Management	●	●	●	●	●	●	●	●	●
Sustainability					●			●	●
Tenure and Independence
Tenure (years)	6	25	2	6	10	2	3	13	1
Independence	●				●	●	●	●	●
Demographics – Race / Ethnicity
Age	54	82	55	52	55	46	55	65	38
Black / African American
Asian / Asian American / West Asian / Middle Eastern
White/Caucasian	●	●	●	●	●	●	●	●	●
Hispanic / Latino(a)
American Indian / Alaska Native
Two or more races (multiracial)
Other
Female						●	●
Male	●	●	●	●	●			●	●
LGBTQ+
Non-Binary
Other

INDUS’ Director Nominees

David R. Bechtel Independent Director ■ Age: 54 ■ Director Since: 2016

Principal of Barrow Street Holdings LLC, an investment management firm, from 2012-2020; founder and managing member of Outpost Capital Management LLC, an investment management firm, from 2001-2020; and founder and manager of GP Management LLC, a real estate management and development firm, since January 2011.

Mr. Bechtel has many years of general business experience and expertise as a managing member, principal, and head of finance of financial services and natural resource companies that provide valuable contributions to the Board.

Committees:

■
Audit Committee (Chair)
■
Compensation and Human Capital Committee
■
Nominating and Corporate Governance Committee

Frederick M. Danziger (1) Director ■ Age: 82 ■ Director Since: 1997

Chairman of the Board of Directors of INDUS from June 2019 through March 2020 and, prior to resigning as an employee of INDUS, Executive Chairman of the Board of Directors from 2016 through June 2019; Chairman of the Board of Directors and Chief Executive Officer of INDUS from May 2012 through December 2015; President and Chief Executive Officer of INDUS from April 1997 through May 2012.

Mr. Danziger’s background as a lawyer, his knowledge and experience as the former President and Chief Executive Officer of INDUS, and his extensive experience and knowledge with respect to real estate and real estate financing provides a unique perspective to the Board.

Also has served as a Director of the Following Corporations During the Past Five Years:

■
Monro, Inc. (NASDAQ: MNRO)
■
Bloomingdale Properties, Inc.

Gordon F. DuGan Chairman of the Board; Director ■ Age: 55 ■ Director Since: 2020

Co-Founder and Executive Chairman of Blackbrook Capital Limited, a European-focused property investor specializing in sale-leasebacks and build-to-suit investments in industrial assets, since February 2020; Chairman of NewLake Capital Partners, Inc. (NASDAQ: NLCP)., a REIT that provides sale-leaseback and construction financing to companies operating in the cannabis industry, since June 2019; Chief Executive Officer of Gramercy Property Trust from June 2012 to October 2018; and Chief Executive Officer of W.P. Carey & Co. (NYSE: WPC), one of the largest net lease REITs in the United States, from 2005 to 2010.

Mr. DuGan brings to the Board extensive experience and knowledge with respect to the industrial real estate sector and the capital markets.

Also has served as a Director of the Following Corporations During the Past Five Years:

■
New Lake Capital Partners, Inc. (NASDAQ: NLCP)
■
Gramercy Property Trust

Michael S. Gamzon (1) President & Chief Executive Officer; Director ■ Age: 52 ■ Director Since: 2016

Director, President and Chief Executive Officer of INDUS since January 2016; President and Chief Operating Officer of INDUS from May 2012 through December 2015; Chief Operating Officer of INDUS from September 2010 to January 2016; Executive Vice President of INDUS from September 2010 to May 2012; Vice President of INDUS from January 2008 through August 2010.

Mr. Gamzon’s experience and knowledge with respect to real estate activities in his capacity as an executive of INDUS, provides a unique perspective to the Board.

Jonathan P. May Independent Director ■ Age: 55 ■ Director Since: 2012

Founder and co-managing partner of Floresta Ventures, LLC, an advisory firm to restaurant and retail companies, since March 2016; Executive Director of Natural Capital Partners (formerly known as The CarbonNeutral Company), a private company that is a leading provider of carbon reduction programs for corporations, since September 2015; Chief Operating Officer and Chief Financial Officer and a Director of The CarbonNeutral Company from 2008 through September 2015; Founder and Managing Director of Catalytic Capital, LLC from 2004 to 2008.

Committees:

■
Audit Committee
■
Compensation and Human Capital Committee
■
Nominating and Corporate Governance Committee (Chair)
■
Sustainability Committee

Also has served as a Director of the Following Corporations During the Past Five Years:

■
Columbia Care, Inc. (OTCQX: CCHWF)

Molly North Independent Director ■ Age: 46 ■ Director Since: 2020

President & Chief Executive Officer of Al. Neyer Corporation (“Al. Neyer”), a real estate development firm, since April 2015; Chief Financial Officer of Al. Neyer from July 2012 through March 2015.

Ms. North’s background in commercial real estate development and experience with a design-build construction firm that focuses on select geographical markets provides a unique insight to the Board. Additionally, the Board believes that Ms. North positively contributes to the Board’s overall diversity.

The Board has determined that Ms. North qualifies as an “Audit Committee Financial Expert” as defined under the applicable rules established by the Securities and Exchange Commission (SEC).

Committees:

■
Audit Committee
■
Compensation and Human Capital Committee
■
Nominating and Corporate Governance Committee
■
Sustainability Committee (Chair)

Amy Rose Silverman Independent Director ■ Age: 55 ■ Director Since: 2019

President and Chief Executive Officer of Rose Associates, a real estate and property management firm, since December 2017; Co-President of Rose Associates since 2008.

Ms. Silverman is a recognized expert on residential real estate in New York City, is a frequent speaker at premier professional conferences and participates as a guest lecturer at The NYU Schack Institute of Real Estate and Columbia Business School. Ms. Silverman’s significant experience in design, construction, leasing and management of premier high-rise and mixed-use residential buildings provides a unique perspective to the Board. Additionally, the Board believes that Ms. Silverman positively contributes to the Board’s overall diversity.

Committees:

■
Compensation and Human Capital Committee
■
Nominating and Corporate Governance Committee
■
Sustainability Committee

Albert H. Small, Jr. Independent Director ■ Age: 65 ■ Director Since: 2009

Presently active in the development and management of several commercial and office developments in Washington D.C.; President of WCI Communities Mid Atlantic Division from March 2005 through March 2008; President of Renaissance Housing Corporation from 1984 through March 2005.

Mr. Small, Jr. has significant experience in real estate development and management which gives him unique insights into INDUS’ challenges, opportunities and operations.

Committees:

■
Compensation and Human Capital Committee (Chair)
■
Nominating and Corporate Governance Committee

Also has served as a Director of the Following Corporations During the Past Five Years:

■
United Bankshares, Inc.(NASDAQ: UBSI)

Michael J. Simanovsky Independent Director ■ Age: 38 ■ Director Since: 2022

Mr. Simanovsky is the Managing Partner and Chief Investment Officer of Conversant, a New York-based investment advisor. From 2011-2020, Mr. Simanovsky was a Partner at Senator Investment Group LP, a hedge fund, where he was responsible for the firm’s investments in the real estate, gaming & lodging and housing sectors, among others. Prior to joining Senator in March 2011, Mr. Simanovsky was an investment professional with Cerberus Capital Management, LP, where he focused on originating and evaluating investment opportunities across a wide range of industries. Prior to joining Cerberus in August 2008, Mr. Simanovsky was in the Restructuring groups of both Rothschild Inc. and Houlihan Lokey Howard & Zukin, where he focused on providing advisory services to companies undergoing financial restructuring transactions.

Mr. Simanovsky previously served as a Director of Trade Street Residential, Inc. (an owner and operator of multi-family properties in the Southeast US), Gramercy Property Europe (an owner and operator of industrial assets in Europe), DFI Capital (the holding company for Engs Commercial Finance) and K2 Towers REIT (an owner and operator of cellular telephone towers).

Also has served as a Director of the Following Corporations During the Past Five Years:

■
Quinn Residences
■
Select Dental Management LLC
■
Valet Manager Inc.

Note: Except as otherwise indicated, each director has had the same principal occupation during the past five years.

1. Michael S. Gamzon is the son-in-law of Frederick M. Danziger.

The Board held nine meetings during 2021. INDUS’ Board has an Audit Committee, a Compensation and Human Capital Committee, a Nominating and Corporate Governance Committee, and a Sustainability Committee. Committee memberships of the Board are indicated in the above table. All directors attended at least 83% of all Board and committee meetings (of committees of which they were members) during 2021.

INDUS encourages, but does not require, Board members to attend the Annual Meeting. In 2021, eight of the nine then-current Board members attended the 2021 Annual Meeting of Stockholders. The independent members of INDUS’ Board meet in executive session after all regular Board meetings.

Board Independence

Under Nasdaq rules, an “independent director” of a company means a person who is not an officer or employee of the company or its subsidiaries and, in the opinion of the company’s board of directors, does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Bechtel, May, Small, Jr. and Simanovsky and Mses. North and Silverman qualify as independent directors under Nasdaq rules. The Board previously determined that former director Ardevan Yaghoubi qualified as independent under Nasdaq rules during the period in which he served on the Board. All of the members of the Board’s Committees are independent directors under the applicable Nasdaq and SEC rules and the requirements of the applicable Committee Charter.

Board Leadership Structure/Lead Independent Director

Since January 2016, the positions of Chairman of the Board and Chief Executive Officer have been held by separate individuals. Although the Board has concluded that the Company and its stockholders are best served at this time by separating the roles of Chairman of the Board and Chief Executive Officer, the Board believes that there is no single approach to providing Board leadership, and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company at any given time. Accordingly, the optimal board leadership structure for the Company may vary as circumstances change.

INDUS’ current Chairman of the Board is Gordon F. Dugan who is not an employee of the Company and is a non-independent director. Our current leadership structure permits Mr. DuGan, who has significant experience in the industrial real estate sector, to provide critical strategic guidance to INDUS and focus on Board-related matters, while Mr. Gamzon is able to focus on the day-to-day operation of our business.  Since INDUS’ current Chairman is not independent, in April 2022 the Board established the Lead Independent Director position to ensure an appropriate representation exists between our unaffiliated directors and the non-independent Chairman.  The Board is required to have a Lead Independent Director if the offices of Chairman of the Board and Chief Executive Officer are held by the same person or if the Chairman of the Board of Directors is not independent.  The independent members of the Board have chosen Jonathan P. May, to serve as Lead Independent Director. The Lead Independent Director presides at all meetings of the Board at which the Chairman is not present, has the authority to call for and preside over executive sessions of Independent Directors, serves as a liaison between the non-independent and the independent directors, supports the Board’s annual self-assessment, approves information sent to the Board, and approves meeting agendas and schedules to ensure that there is sufficient time for discussion of all agenda items.

Management Succession Planning

Considering the importance of executive leadership to INDUS’ success, our Nominating and Corporate Governance Committee has reviewed and discussed the performance of senior officers of the Company and the succession plans for each such officer’s position including hiring needs for potential successors to fill these positions in the future. This review includes a discussion about development plans for the Company’s executive and senior officers to help prepare them for future succession and contingency plans on how the Company would be managed in the event our Chief Executive Officer or other senior officer should cease to be employed by INDUS for any reason (including death or disability).

Board of Directors’ Role in Oversight of Risk

Management is responsible for the Company’s day-to-day risk management activities and the Board’s role is to engage in informed risk oversight. In fulfilling this oversight role, the Company’s Board of Directors focuses on understanding the nature of the Company’s enterprise risks, including operations, strategic direction and cybersecurity, as well as the adequacy of the Company’s overall risk management system. There are a number of ways the Board performs this function, including the following:

■	The Audit Committee assists the Board in its oversight of risk management by discussing with management INDUS’ major risk exposures, including financial and cybersecurity risks, and the steps management has taken to monitor and control such exposures.
■	The Compensation and Human Capital Committee focuses on risks relating to human capital management, talent retention, diversity and inclusion, and remuneration of our officers and employees.
■	The Sustainability Committee focuses on risks relating to climate change and associated impacts to the business, as well as regulatory and reporting risks related to sustainability-oriented benchmarking and disclosures.
■	The Board as a whole, along with the Nominating and Corporate Governance Committee, focuses on reputational, corporate governance, operational, succession, and other related risks.

Critical components of our risk oversight framework include regular communication among the Board, our management and executive team, and our risk management infrastructure to identify, assess and manage risk.

While the Board oversees the Company’s risk management, INDUS’ management team is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the company and that the leadership structure of the Board supports this approach. The Board does not believe that its role in the oversight of INDUS’ risk affects the Board’s leadership structure.

Cybersecurity Risk

Cybersecurity is a growing risk for companies. While the Audit Committee is tasked with overseeing cybersecurity, it is of particular concern to the full Board. Management reports at least annually to the full Board, as well as quarterly to the Audit Committee, regarding the steps that the Company is taking to protect the Company from cyber-attacks or intrusions. The steps the Company has taken include, but are not limited to (i) employee awareness and mandatory trainings on data privacy, phishing and other cyber concerns, (ii) the use of strong and unique passwords that must be changed at certain intervals, (iii) monthly network intrusion, vulnerability and penetration testing, (iv) protection of critical network hardware, and (v) annual testing of disaster recovery plans.  Data is backed up nightly using automated, secure and redundant processes. Management focuses on the following areas: legal and compliance; operations and technology; business continuity and crisis management; leadership and governance; human factors; and information risk management. The Company maintains standalone cybersecurity insurance.

Compensation Risk

The Compensation and Human Capital Committee reviews compensation policies and practices affecting employees in addition to those applicable to executive officers. The Compensation and Human Capital Committee has determined that it is not reasonably likely that the Company’s compensation policies and practices for its employees would have a material adverse effect on the Company.

Physical Climate Risk

The Sustainability Committee, which was established in November 2021, periodically reviews assessments of physical climate risk as well as other regulatory and associated risks tied to an evolving landscape of sustainability reforms and requirements in the locations where the company owns properties and conducts business.

Communication with the Board, Nominating and Corporate Governance Committee, or Lead Independent Director

Stockholders who wish to communicate with the Board of Directors, the Nominating and Corporate Governance Committee or the Lead Independent Director should address their communications to Jonathan P. May, Lead Independent Director and Chairman of the Nominating and Corporate Governance Committee, via first class mail, at INDUS Realty Trust, Inc., 641 Lexington Avenue, 26th Floor, New York, New York, 10022. Such communication will be distributed to the specific director(s) requested by the stockholders, or if generally to the Board of Directors, to other members of the Board of Directors as may be appropriate depending on the material outlined in the stockholder communication.

Insider Trading Policy

INDUS’ Board has adopted an Insider Trading Policy, which applies to all directors, officers, employees and consultants of INDUS (including members of their households) and any entities controlled by individuals subject to the Insider Trading Policy (such entities together with all directors, officers, employees, consultants and all persons living in their households are referred to as “Covered Persons”). INDUS’ Insider Trading Policy prohibits Covered Persons from: (a) purchasing INDUS stock on margin or pledging INDUS securities to secure loans; (b) selling short INDUS stock; (c) buying or selling put or call options on INDUS stock or entering into other derivative transactions; and (d) entering into other hedging transactions involving INDUS Common Stock.

INDUS BOARD COMMITTEES

Audit Committee

The Company’s Audit Committee consists of David R. Bechtel, Jonathan P. May and Molly North with Mr. Bechtel serving as Chair. The Audit Committee meets the Nasdaq composition requirements, including the requirements regarding financial literacy. The Board has determined that each member of the Audit Committee is independent under the listing standards of Nasdaq and the rules of the U. S. Securities and Exchange Commission (“SEC”) regarding audit committee membership. The Board has determined that both Mr. Bechtel and Ms. North qualify as a financially sophisticated Audit Committee member under the Nasdaq rules and that Ms. North is an “audit committee financial expert’ as defined by rules of the SEC.  In addition, since January 31, 2012, the Audit Committee has engaged directly a former audit partner in a public accounting firm who is a certified public accountant with extensive experience in auditing the financial statements of public and private companies as a consultant to assist the Audit Committee to fulfill its responsibilities.

The Audit Committee approves all auditing and non-auditing services, reviews audit reports and the scope of audit by the Company’s independent registered public accountants and related matters pertaining to the preparation and examination of the Company’s financial statements. From time to time, the Audit Committee makes recommendations to the Board of Directors with respect to the foregoing matters. The Audit Committee operates under a written charter, which is publicly available in the “Governance Documents” page of the “Investors” section of the Company’s website located at www.indusrt.com.

The Audit Committee held four meetings in 2021.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee consists of David R. Bechtel, Jonathan P. May, Molly North, Amy Rose Silverman and Albert H. Small, Jr. with Mr. May serving as Chairman. All five members of the Nominating Committee are independent directors under the applicable Nasdaq rules. The Nominating and Corporate Governance Committee identifies and evaluates candidates for appointment to the INDUS Board of Directors. In searching for qualified director candidates, the Board may solicit current directors and ask them to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may consult with outside advisors or retain search firms to assist in the search for qualified candidates. The Nominating and Corporate Governance Committee will also consider suggestions from stockholders for nominees for election as directors. The Nominating and Corporate Governance Committee does not have a policy on the consideration of director nominees recommended by stockholders. The Board believes such a policy is unnecessary, as the Nominating and Corporate Governance Committee will consider a nominee based on his or her qualifications, regardless of whether the nominee is recommended by stockholders. Any stockholder who wishes to recommend a candidate to the Nominating and Corporate Governance Committee for consideration as a director nominee should submit the recommendation in writing to the Secretary of INDUS by following the same procedures in the Company’s Amended and Restated Bylaws as for stockholder nominations of directors to permit the Nominating and Corporate Governance Committee to complete its review in a timely fashion.

The Nominating and Corporate Governance Committee also serves as the primary resource for the Board in evaluating issues of corporate governance. As such, the Nominating and Corporate Governance Committee makes recommendations to the Board regarding corporate governance policies and practices and oversees compliance with such policies and practices.  The Nominating and Corporate Governance Committee also oversees our Board evaluation and director self-assessment process, succession planning for the Board and senior management and our corporate responsibility practices. The Nominating and Corporate Governance Committee operates under a written charter, which is publicly available in the “Governance Documents” page of the “Investors” section of the Company’s website located at www.indusrt.com.

The Nominating and Corporate Governance Committee held one meeting in 2021.

Compensation and Human Capital Committee

INDUS’ Compensation and Human Capital Committee consists of David R. Bechtel, Jonathan P. May, Molly North, Amy Rose Silverman and Albert H. Small, Jr., with Mr. Small, Jr. serving as Chairman. All of the members of the Compensation and Human Capital Committee are independent directors and meet the heightened independence requirements for members of the compensation committee under Nasdaq rules. The Compensation and Human Capital Committee reviews and approves the compensation of the Board, Chief Executive Officer and other executive officers of INDUS and oversees the INDUS Realty Trust, Inc. and INDUS Realty, LLC 2020 Incentive Award Plan, INDUS’ 2009 Stock Option Plan, INDUS’ 401(k) Savings Plan (the “INDUS 401(k) Savings Plan”) and INDUS’ non-qualified deferred compensation plan (the “Deferred Compensation Plan”).  The Compensation and Human Capital Committee also oversees the Company’s compensation strategies, programs, plans and policies.

The Compensation and Human Capital Committee oversees human capital and talent retention issues as they relate to the Company’s social initiatives and policies.  The Compensation and Human Capital Committee reviews employee turnover and diversity metrics as well as employee development, training and engagement programs. The Compensation and Human Capital Committee also reviews periodic employee surveys, studies of the Company’s pay equity, and the design and administration of comprehensive employee benefit programs, which include wellness benefits, paid time off, leave and holidays, charitable action and giving programs, health and medical benefits, education benefits and employee savings plans.

The Compensation and Human Capital Committee operates under a written charter, which is publicly available in the “Governance Documents” page of the “Investors” section of INDUS’ website located at www.indusrt.com. Under its charter, the Compensation and Human Capital Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation and Human Capital Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of INDUS to meet with the Compensation and Human Capital Committee or any advisers engaged by the Compensation and Human Capital Committee. In addition to the foregoing and other authority expressly delegated to the Compensation and Human Capital Committee in the charter, the Compensation and Human Capital Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation and Human Capital Committee, INDUS’ Amended and Restated Bylaws and applicable rules of Nasdaq. The Compensation and Human Capital Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time.

The Compensation and Human Capital Committee held two meetings in 2021.

Sustainability Committee

INDUS’ Sustainability Committee consists of Molly North, Jonathan P. May and Amy Rose Silverman with Ms. North serving as Chair. All of the members of the Sustainability Committee are independent directors under Nasdaq rules. The Sustainability Committee was formed in November 2021 and oversees INDUS’ environmental and sustainability efforts, including periodic review of environmental data collected regarding INDUS’ portfolio, climate change risk analysis and strategy, review of the Company’s Sustainable Construction & Development Policy, and review and assistance in the selection of appropriate environmental reporting and communication strategies. The Sustainability Committee will also review, on a periodic basis, the corporate responsibility practices of the Company, and will advise the Nominating and Corporate Governance Committee as well as the Compensation and Human Capital Committee as appropriate on overlapping topics tied to Environmental, Social and Governance initiatives.

The Sustainability Committee operates under a written charter, which is publicly available in the “Governance Documents” section of the “Investors” page of INDUS’ website located at www.indusrt.com. The Sustainability Committee held one meeting in 2021. Under its charter, the Sustainability Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Sustainability Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of INDUS to meet with the Sustainability Committee or any advisers engaged by the Sustainability Committee. In addition to the foregoing and other authority expressly delegated to the Sustainability Committee in the charter, the Sustainability Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Sustainability Committee, INDUS’ Amended and Restated Bylaws and applicable rules of Nasdaq. The Sustainability Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time.

DIRECTOR COMPENSATION

The following table represents information regarding the compensation paid during 2021 to members of the Company’s Board of Directors who are not also employees (the “Non-Employee Directors”). The compensation paid to Mr. Gamzon is presented below in the Summary Compensation Table and the related narrative disclosure included in the “Executive Officer Compensation” section. Mr. Gamzon did not receive compensation related to his activity as a member of the Board of Directors. In accordance with the terms of an agreement between the Company and Mr. Yaghoubi, and a similar agreement between the Company and Mr. Simanovsky, Mr. Yaghoubi did not, and Mr. Simanovsky will not, receive any compensation, other than the customary reimbursement of expenses as applicable to all other Company directors in connection with serving on the Board.

	Fees
	Earned or		Stock
	Paid in Cash		Awards		Total
Name	($)		($)		($)
David R. Bechtel	$68,750		$45,000	(1)	$113,750
Edgar M. Cullman, Jr.	$20,646	(2)	$—		$20,646
Frederick M. Danziger	$45,000		$45,000	(1)	$90,000
Gordon F. DuGan	$70,000		$45,000	(1)	$115,000
Jonathan P. May	$67,500		$45,000	(1)	$112,500
Molly J. North	$63,750		$45,000	(1)	$108,750
Amy Rose Silverman	$53,750		$45,000	(1)	$98,750
Albert H. Small, Jr.	$58,750		$45,000	(1)	$103,750
Ardevan Yaghoubi	$—		$—		$—

(1)	The amount shown for stock awards reflects the grant date fair value of stock awards granted in 2021 in consideration for each member’s services on the Board of Directors. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of this Form 10-K in Note 8 of the Notes to Consolidated Financial Statements.
(2)	Mr. Cullman, Jr. did not seek re-election to the Board of Directors at the June 16, 2021 Annual Meeting. The fees reported are for the period January 1, 2021 through June 15, 2021.

The following table represents the number of outstanding and unexercised stock option awards held by each of the Non-Employee Directors as of December 31, 2021:

	Option Awards	Stock Awards
	Outstanding at	Outstanding at
Director	2021 Year End	2021 Year End
David R. Bechtel	6,918	672
Edgar M. Cullman, Jr.	7,024	—
Frederick M. Danziger	1,067	672
Gordon F. DuGan	104,762	672
Jonathan P. May	12,184	672
Molly J. North	2,552	672
Amy Rose Silverman	2,724	672
Albert H. Small, Jr.	10,273	672
Ardevan Yaghoubi	—	—

In 2021, Non-Employee Directors received a cash retainer fee of $45,000 per year and an RSU award with a grant date fair value in the amount of $45,000. The RSU awards were granted on June 17, 2021 and will vest in full on June 17, 2022, subject to continued service through the vesting date. Directors have the ability to defer the receipt of the shares subject to their RSU award upon vesting if timely elected. The Chairman of the Board of Directors (to the extent not an employee) receives an annual cash retainer fee of $25,000. The Chairmen of the Audit and Compensation and Human Capital Committees each receive an annual cash retainer fee of $5,000 per year. The Nominating Committee Chairman receives an annual cash retainer fee of $3,750 per year. Audit, Compensation and Nominating Committee members each receive an annual cash retainer fee of $10,000, $5,000 and $3,750 per year, respectively, for their service on those committees. Annual cash retainer fees are paid in quarterly installments. In 2021, the Company did not grant any equity to Mr. Cullman, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND PRINCIPAL HOLDERS

The following table lists the number of shares and options to purchase shares of common stock of the Company beneficially owned or held by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock; (ii) each director; (iii) the Named Executive Officers; and (iv) all directors and executive officers of the Company, collectively. Unless otherwise indicated, information is provided as of April 18, 2022 and the address of all directors and executive officers is c/o INDUS Realty Trust, Inc., 641 Lexington Avenue, 26th Floor, New York, NY 10022.

	Shares
	Beneficially	Percent
Name and Address	Owned (1)	of Total
Cullman and Ernst Group (2)	2,328,037	22.7
Edgar M. Cullman, Jr. (2)	948,902	9.3
Frederick M. Danziger (2)	308,736	3.0
Michael S. Gamzon (2)	159,079	1.6
David R. Bechtel	8,708	*
Gordon F. DuGan	57,696	*
Jonathan P. May	12,856	*
Molly J. North	3,224	*
Amy Rose Silverman	3,396	*
Albert H. Small, Jr.	16,301	*
Michael Simanovsky	1,049,088	10.3
Jon W. Clark	-	-
Thomas M. Daniells	-	-
Anthony J. Galici	37,297	*
Thomas M. Lescalleet	5,398	*
CCP SBS GP, LLC et al. (3)	1,400,380	13.7
375 Park Ave, 11th Floor
New York, NY 10152
Gabelli Funds, LLC et al. (4)	1,293,560	12.7
Gabelli Funds, LLC
One Corporate Center
Rye, NY 10580
Conversant Capital LLC et al. (5)	1,049,088	10.3
Conversant Capital LLC
90 Park Avenue, 32nd Floor
New York, NY 10016
Monarch Alternative Capital LP et al. (6)	923,100	9.1
Monarch Alternative Capital LP 535 Madison Avenue
New York, NY 10022
All directors and executive officers collectively, consisting of 14 persons (7)	2,576,113	25.0

*	Less than 1%

(1)	This information reflects the definition of beneficial ownership adopted by the SEC. Beneficial ownership reflects sole investment and voting power, unless otherwise indicated in the footnotes to this table. Where more than one person shares investment and voting power in the same shares, such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and executive officers. The number of shares beneficially owned for each person includes stock options granted pursuant to the INDUS Realty Trust, Inc. and INDUS Realty, LLC 2020 Incentive Award Plan (the “2020 Plan”) and the INDUS Realty Trust, Inc. 2009 Stock Option Plan (the “2009 Plan”), and Restricted Stock Units (“RSUs”) granted pursuant to the 2020 Plan, that are exercisable or vest, as applicable for each person, within 60 days of April 18, 2022 as follows:

	Options Exercisable	RSUs Vesting
	Within 60 Days of	Within 60 Days of
Name	April 18, 2022	April 18, 2022
Edgar M. Cullman, Jr.	7,024	—
Frederick M. Danziger	1,067	672
Michael S. Gamzon	56,216	—
David R. Bechtel	6,918	672
Gordon F. DuGan	2,552	672
Jonathan P. May	12,184	672
Molly J. North	2,552	672
Amy Rose Silverman	2,724	672
Albert H. Small, Jr.	10,273	672
Michael Simanovsky	—	—
Anthony J. Galici	—	—
Thomas M. Lescalleet	5,000	—
Jon W. Clark	—	—
Thomas M. Daniells	—	—

(2)	Based on Schedule 13D/A filed with the SEC on April 27, 2017, on behalf of the Cullman and Ernst Group, and the Company’s records. Included in the shares held by the Cullman and Ernst Group are the following:
		Shares with	Shares with
	Shares	Sole Voting and	Shared Voting
	Beneficially	Dispositive	and Dispositive
Name	Owned	Power	Power
Cullman Jr., Edgar M.	948,902	45,826	903,076
Cullman, Susan R.	805,876	48,320	757,556
Danziger, Lucy C.	615,009	86,777	528,232
Danziger, David M.	497,777	46,290	451,487
Gamzon, Rebecca D.	462,681	10,734	451,947
Ernst, John L.	381,509	7,476	374,033
Sicher, Carolyn B.	360,703	21,796	338,907
Cullman, Georgina D.	330,506	9,717	320,789
Cullman, Elissa F.	377,410	15,109	362,301
Cullman, Samuel B.	98,331	13,831	84,500
Cullman III, Edgar M.	75,606	11,455	64,151
Danziger, Frederick M.	308,736	69,332	239,404
B Bros. Realty LLC (a)	237,882	237,882	—
Gamzon, Michael S.	159,079	108,205	50,874
Fabrici, Carolyn S.	111,962	—	111,962
Ernst, Alexandra	88,485	1,778	86,707
Danziger, Sheena S.	50,874	—	50,874
Kerns, Jessica P.	68,575	1,271	67,304
Estate of Louise B. Cullman (b)	7,038	7,038	—
Ernst, Margot P.	54,389	—	54,389
Ernst, Matthew L.	72,568	1,677	70,891
Stewart, Benjamin C.	33,589	6,100	27,489

(a)	Susan R. Cullman and John L. Ernst are managing members.
(b)	Edgar M. Cullman, Jr., Susan R. Cullman and Lucy C. Danziger are executors.

The Schedule 13D/A states that there is no formal agreement governing the Cullman and Ernst Group’s holding and voting of shares held by members of the Cullman and Ernst Group but that there is an informal understanding that the persons and entities included in the group will hold and vote together with respect to shares owned by each of them in each case subject to any applicable fiduciary responsibilities. None of the shares held by members of the Cullman and Ernst Group are pledged.

(3)	The Company has received a copy of a Schedule 13G and a Form 4 as filed with the SEC by Centerbridge Partners Real Estate Associates II, L.P. (“Centerbridge”) et al., reporting ownership of these shares as of October 8, 2021 and April 13, 2022, respectively. As of October 8, 2021, CPREF II AIV II – A, L.P. (“CPREF A”) reported shared voting and dispositive power with respect to 485,981 shares, CPREF II AIV II – B, L.P. (“CPREF B”) reported shared voting and dispositive power with respect to 485,978 shares, Centerbridge Partners Real Estate Fund SBS II, L.P. (“SBS II”) (SBS II and, together with CPREF A and CPREF B, the “Centerbridge Funds”) reported shared voting and dispositive power with respect to 6,747 shares, Centerbridge reported shared voting and dispositive power with respect to 971,959 shares, CPREF II Cayman GP Ltd. (“Cayman GP”) reported shared voting and dispositive power of 971,959 shares, CCP SBS GP, LLC (“CCP GP”) reported shared voting and dispositive power with respect to 6,747 shares, and Jeffery Aronson reported shared voting and dispositive power with respect to 978,706 shares. As of April 13, 2022, CPREF A reported beneficial ownership of 695,363 shares, CPREF B reported beneficial ownership of 695,363 shares and SBS II reported beneficial ownership of 9,654 shares. Centerbridge is the general partner of each of CPREF A and CPREF B, and, as such, may be deemed to beneficially own the securities held by CPREF A and CPREF B. Cayman GP is the general partner of Centerbridge, and, as such, it may be deemed to beneficially own the securities held by each of CPREF II A and CPREF II B. CCP GP is the general partner of SBS II, and, as such, may be deemed to beneficially own the securities held by SBS II. Mr. Aronson, indirectly, through various intermediate entities controls each of the Centerbridge Funds, and, as such, Mr. Aronson may be deemed to beneficially own the securities held by the Centerbridge Funds.
(4)	The Company has received a copy of a Schedule 13D/A as filed with the SEC by Gabelli Funds, LLC et al., reporting ownership of these shares as of January 4, 2022. As reported in said Schedule 13D/A, Gabelli Funds, LLC reports sole dispositive power with respect to 542,963 shares, GAMCO Asset Management Inc. (“GAMCO”) reports sole voting power with respect to 497,239 of these shares and sole dispositive power with respect to 504,839 of these shares, Teton Advisors, Inc. (“Teton Advisors”) reports sole voting and dispositive power with respect to 243,695 of these shares and Gabelli Foundation, Inc. (the “Foundation”) reports sole voting and dispositive power with respect to 2,063 of these shares. The securities have been acquired by GGCP, Inc. (“GGCP”), and certain of its direct and indirect subsidiaries, including GAMCO Investors, Inc. (“GBL”), on behalf of their investment advisory clients. Mario J. Gabelli, as the controlling stockholder, Chief Executive Officer and a director of GGCP, Chairman and Chief Executive Officer of GBL, and the controlling shareholder of Teton Advisors, is deemed to have beneficial ownership of the shares owned beneficially by Gabelli Funds, LLC, GAMCO and Teton Advisors. Mr. Gabelli is also the Chairman, a Trustee and the Investment Manager of the Foundation. GBL and GGCP are deemed to have beneficial ownership of the shares beneficially owned by Gabelli Funds, LLC, GAMCO and Teton Advisors. For the shares held by Gabelli Funds, LLC, with respect to the 39,500 shares held by the Gabelli Capital Asset Fund, the 57,000 shares held by the Gabelli Equity Trust, the 107,014 shares held by the Gabelli Asset Fund, the 59,300 shares held by the Gabelli Value 25 Fund, Inc., the 259,000 shares held by the Gabelli Small Cap Growth Fund, the 8,800 shares held by the Gabelli Equity Income Fund, the 1,000 shares held by the Gabelli Global Mini Mites Fund and the 11,349 shares held by the Gabelli Global Small and Mid Cap Value Trust, the proxy voting committee of each such fund has taken and exercises in its sole discretion the entire voting power with respect to the shares held by such funds.

(5)	The Company has received a copy of a Schedule 13D/A as filed with the SEC by Conversant Capital LLC (“Conversant Capita”), reporting ownership of these shares as of October 8, 2021. As reported in said Schedule 13D/A, Conversant Capital reports sole voting and dispositive power with respect to 1,049,088 shares. Conversant GP Holdings LLC (“Conversant GP”) and Michael Simanovsky report shared voting and dispositive power with respect to 1,049,088 shares, CM Change Industrial LP (“CM Change”) reports shared voting and dispositive power with respect to 515,755 shares, and CM Change Industrial II LP (“CM Change II LP”) reports shared voting and dispositive power with respect to 533,333 shares. CM Change II LP also owns a warrant for 504,549 shares (the “Warrant”) that is only exercisable if the number of shares issued pursuant to such exercise would result in the holder beneficially owning 9.90% or less of the Company’s common stock, so it is not reflected in the beneficial ownership table because it is not exercisable at this time. Conversant GP, Conversant Capital, and Mr. Simanovsky may be deemed to beneficially own the shares owned directly by CM Change and CM Change II. Conversant Capital, Conversant GP and Mr. Simanovsky have shared voting and dispositive power over the Shares directly held by CM Change and CM Change II and the Warrant.
(6)	The Company has received a copy of a Schedule 13G as filed with the SEC by Monarch Alternative Capital LP (“Monarch”), reporting ownership of these shares as of December 31, 2021. As reported in said Schedule 13G, Monarch, MDRA GP LP (“MDRP GP”) and Monarch GP LLC (“Monarch GP”) report shared voting and dispositive power with respect to 923,100 shares. Monarch serves as an advisor to a variety of funds. MDRA GP is the general partner of Monarch. Monarch GP is general partner of MDRA GP.
(7)	Excluding shares held by certain charitable foundations, the officers and/or directors of which include certain executive officers and directors of the Company.

INTERESTS IN CERTAIN TRANSACTIONS

Bloomingdale Properties Lease

On November 24, 2015, the Audit Committee approved a ten year sublease whereby the Company leased approximately 1,920 square feet of office space for its New York City corporate headquarters from Bloomingdale Properties, Inc. (“Bloomingdale Properties”), an entity controlled by certain members of the Cullman and Ernst Group. The sublease with Bloomingdale Properties was at market rates for such space at the time the sublease was entered into and enables either the Company or Bloomingdale Properties to terminate the sublease agreement upon a change in control (as defined therein) of either the Company or Bloomingdale Properties.

Advisory Agreement and Stock Purchase Agreement

Upon his appointment as Chairman on March 3, 2020, Gordon F. DuGan and INDUS entered into an Advisory Agreement whereby, in addition to his services as Chairman, Mr. DuGan has agreed to provide certain advisory services (the “Advisory Services”). Mr. DuGan’s expertise and knowledge of the industrial/logistics sector provides INDUS with significant benefits including access to key stakeholders in the industry. Further, given Mr. DuGan’s experience growing and managing a large REIT in the industrial/logistics sector, we believe that the Advisory Services will be important to INDUS in light of the Company’s election to be taxed as a REIT and as it seeks to expand its business.

As compensation to Mr. DuGan for providing such Advisory Services, Mr. DuGan received: (i) an additional non-qualified stock option (the “Initial Advisor Option”) to purchase 48,000 shares of Common Stock pursuant to the 2009 Plan (subsequently adjusted to 49,061 shares of Common Stock as the result of INDUS’ stock dividend paid on March 8, 2021); and (ii) a non-qualified stock option (the “Supplemental Advisor Option”) to purchase 52,000 shares of Common Stock pursuant to the INDUS 2020 Incentive Award Plan (subsequently adjusted to 53,149 shares of Common Stock as the result of INDUS’ stock dividend paid on March 8, 2021). Both the Initial Advisor Option and the Supplemental Advisor Option vest in equal installments on the third, fourth and fifth anniversaries of March 3, 2020, subject to Mr. DuGan’s continued provision of Advisory Services through the applicable vesting date. There is no ongoing compensation related to the Advisory Agreement in respect of his Advisory Services other than the one-time grants of the Initial Advisor Option and the Supplemental Advisor Option as described above. Mr. DuGan does, however, remain eligible to receive additional compensation in respect of his services as a non-employee Chairman in accordance with the Company’s director compensation program (as may be modified from time to time). For a description of the compensation received by Mr. DuGan as our non-employee Chairman in 2020, see the section entitled “Director Compensation” above. The aggregate fair value of the Initial Advisor Option and the Supplemental Advisor Option received by Mr. DuGan pursuant to the Advisor Agreement was approximately $1,401,161.

Participation in Registered Offering

In connection with our registered offering consummated in March 2021, entities affiliated with one of our holders of more than 5% of our common stock, Conversant Capital LLC, purchased 333,333 shares of our common stock from the underwriters at the public offering price of $60.00 per share, and on the same terms as other investors in such offering.

The information given in this Proxy Statement with respect to the five-year business experience of each director and officer, beneficial ownership of stock and the respective interests of persons in transactions to which INDUS or any of its subsidiaries was a party (other than as appears from the records of INDUS), is based upon statements furnished to INDUS by its directors and officers.

PROPOSAL II. APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, INDUS is requesting stockholder approval, on an advisory (non-binding) basis, of the compensation of INDUS’ Named Executive Officers as presented in the Executive Compensation section and the compensation tables included therein beginning on page 30 including the narrative disclosure thereto. INDUS has determined to hold a say on pay advisory vote every year, and the next say on pay advisory vote (following the advisory (non-binding) vote at this Annual Meeting) will occur at the 2023 Annual Meeting of Stockholders.

INDUS’ Executive Compensation Program has been designed to attract, motivate and retain the management talent INDUS believes is necessary to achieve its financial and strategic goals. INDUS’ compensation programs reward each of its Named Executive Officers for team results and individual contributions.

INDUS’ Executive Compensation Programs consist of three principal elements:

1.            Base Salary;

2.            Annual Cash Incentive Compensation Program; and

3.            Equity Compensation.

INDUS’ Executive Compensation Programs consist of a mixture of base salary and incentive compensation that provides for a substantial portion of executive compensation to be “at-risk.” INDUS’ Executive Compensation Programs balance both short- and long-term goals, by encouraging executives to focus on the health of INDUS during the immediate year through annual incentive compensation programs, and to focus long term growth of INDUS through equity compensation. INDUS’ Executive Compensation Programs are consistently reviewed by the Compensation and Human Capital Committee, consisting solely of independent directors, which seeks to ensure that it provides INDUS’ Named Executive Officers with competitive pay opportunities that reflect current practices.

As an advisory vote, this proposal is not binding upon the Board or INDUS in any way. However, the Compensation and Human Capital Committee, which is responsible for the design and administration of INDUS’ executive compensation practices, values the opinions of INDUS’ stockholders expressed through your vote on this proposal. The Compensation and Human Capital Committee will consider the outcome of this vote in making future compensation decisions for INDUS’ Named Executive Officers.

Accordingly, INDUS will present the following resolution for vote at the Annual Meeting:

“RESOLVED, that the stockholders of INDUS Realty Trust, Inc. (“INDUS”) approve, on an advisory (non-binding) basis, the compensation of INDUS’ Named Executive Officers as described in “Executive Compensation” and disclosed in the 2021 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in INDUS’ 2022 Proxy Statement.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF INDUS’ NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT

The proposal to approve the compensation of INDUS’ Named Executive Officers, on an advisory (non-binding) basis, requires an affirmative vote of the majority of the votes cast at the Annual Meeting on the proposal.

EXECUTIVE COMPENSATION

Introduction

This section discusses the material components of the Executive Compensation Program for the Company’s executive officers who are named in the “Summary Compensation Table” below.  As a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, the Company is not required to include a Compensation Discussion and Analysis and has elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

The Company changed its fiscal year end from November 30 to December 31, effective for the fiscal year that started on January 1, 2021, and ended on December 31, 2021. As a result of the change in fiscal year, the disclosure below reflects compensation for the fiscal years ended November 30, 2019 and 2020, the “stub period” between December 1, 2020 and December 31, 2020 (“SP 2020”) and the fiscal year ending December 31, 2021.

The Company’s named executive officers (the “Named Executive Officers”) for the fiscal year ended December 31, 2021 were as follows:

Michael S. Gamzon	Director, President and Chief Executive Officer (“CEO”) of INDUS
Anthony J. Galici (1)	Executive Vice President and Chief Financial Officer (“CFO”) of INDUS
Thomas M. Lescalleet	Executive Vice President, INDUS Realty, LLC

(1)	Mr. Galici resigned from his role as Executive Vice President and CFO as of December 31, 2021. He remained employed with the Company through February 12, 2022 in a non-executive officer capacity.

Summary Compensation Table

The following table presents information regarding compensation of each of the Company’s Named Executive Officers for services rendered during fiscal years ended November 30, 2019 and 2020, the SP 2020 and the fiscal year ended December 31, 2021:

					Non-Equity
				Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($) (4)	($)	($)		($)
Michael S. Gamzon	2021	$474,725	$-	$507,671	$416,813	$14,522	(1)	$1,413,731
President and Chief	SP 2020	$63,058	$—	$—	$—	$1,932		$64,990
Executive Officer	2020	$545,098	$50,000	$—	$174,200	$16,633		$785,931
of INDUS	2019	$531,700	$—	$—	$140,510	$16,209		$688,419

Anthony J. Galici (5)	2021	$330,025	$-	$164,512	$154,440	$10,346	(2)	$659,323
Executive Vice President and	SP 2020	$38,262	$—	$—	$—	$1,167		$39,429
Chief Financial Officer	2020	$322,780	$25,000	$—	$87,100	$18,135		$453,015
of INDUS	2019	$314,930	$—	$—	$70,828	$17,877		$403,635

Thomas M. Lescalleet	2021	$295,046	$—	$164,512	$201,072	$9,122	(3)	$669,752
Executive Vice President,	SP 2020	$33,049	$—	$—	$—	$1,012		$34,061
INDUS Realty, LLC	2020	$282,407	$—	$—	$195,000	$12,048		$489,455
	2019	$275,545	$—	$—	$158,851	$11,822		$446,218

(1)	Represents life insurance premium of $272, matching contributions related to the INDUS 401(k) Savings Plan of $7,934 and matching contributions related to the Deferred Compensation Plan of $6,316.
(2)	Represents life insurance premium of $446, matching contributions related to the INDUS 401(k) Savings Plan of $8,640 and matching contributions related to the Deferred Compensation Plan of $1,260. In 2019 and 2020, Mr. Galici received a car allowance of $8,000 annually which was discontinued in 2021.

(3)	Represents life insurance premium of $272, matching contributions related to the INDUS 401(k) Savings Plan of $8,692 and matching contributions related to the Deferred Compensation Plan of $158. In 2019 and 2020 Mr. Lescalleet received an additional medical insurance allowance of $3,300 which was discontinued in 2021.
(4)	Amounts reflect the aggregate grant date fair value of each award as determined under FASB ASC Topic 718. Please see the discussion of stock awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of INDUS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 11, 2022. Total amounts reflected will only vest after a certain period of time for Restricted Stock Units and only upon achievement of sufficient future performance for Performance Stock Units and do not necessarily reflect the amounts that will actually be recognized under the respective award. Please see the Outstanding Equity Awards at Year-End table below for additional information on stock awards.
(5)	Mr. Galici resigned from his role as Executive Vice President and CFO as of December 31, 2021. He remained employed with the Company through February 12, 2022 in a non-executive officer capacity.

Outstanding Equity Awards at Year-End

The following table presents information with respect to each unexercised stock option and stock award held by the Company’s Named Executive Officers as of December 31, 2021. There were no other outstanding equity awards as of December 31, 2021.

Outstanding Equity Awards at Year-End
	Option Awards (1)				Stock Awards
								Equity		Equity
								Incentive		Incentive
	Number of	Number of						Plan Awards:		Plan Awards:
	Securities	Securities			Number of		Market Value	Number		Market
	Underlying	Underlying			Units of		of Units of	of Unearned		Value of
	Unexercised	Unexercised	Option		Stock That		Stock That	Shares That		Unearned
	Options	Options	Exercise	Option	Have Not		Have Not	Have Not		Shares That
	(#)	(#)	Price	Expiration	Vested		Vested	Vested		Have Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)		($) (2)	(#)		($) (2)
Michael S. Gamzon	56,216	–	$26.89	5/13/2026
					3,586	(3)	$290,681	3,586	(4)	$290,681
Anthony J. Galici	–	–
					1,195	(3)	$96,867	1,195	(4)	$96,867
Thomas M. Lescalleet	5,000	–	$26.89	5/13/2026
					1,195	(3)	$96,867	1,195	(4)	$96,867

(1)	Stock options issued to Named Executive Officers vest in equal installments on the third, fourth and fifth anniversaries from the date of grant (which is ten years prior to the applicable option expiration date).
(2)	The amounts presented in these columns have been calculated based upon the closing price of the Company’s common stock on December 31, 2021, which was $81.06.
(3)	The restricted stock units (“RSUs”) vest in three equal installments on each of February 1, 2022, February 1, 2023 and February 1, 2024, subject to continued service through such vesting date. Mr. Galici forfeited the two installments vesting on February 1, 2023 and February 1, 2024 in connection with the termination of his employment.
(4)	This represents the number of shares of the Company’s common stock that would be received upon the achievement of the 50th percentile with respect to the Company’s rTSR (as defined below) performance as compared to the Indices (as defined below). The target amount received in respect in such award is not determinable and the amount included represents a representative amount based on 2021 performance. Additional shares may be received upon the achievement of a higher Company rTSR performance. See “Equity Compensation” for further details on such award. Mr. Galici forfeited his PSU award in connection with the termination of his employment.

Narrative to Summary Compensation Table and Additional Narrative Disclosure

Overview of 2021 Executive Compensation Program Philosophy and Objective

The 2021 Executive Compensation Program is designed to align INDUS’ executive compensation with the long-term success of the Company and with stockholders’ interests and to tie a significant portion of each executive’s compensation to key business objectives. The 2021 Executive Compensation Program seeks to achieve balance between (i) fixed and variable compensation, so that a substantial portion of executive compensation is subject to risk and tied to Company and individual performance; (ii) short-term and long-term incentives; and (iii) cash and equity.

To assist in evaluating its compensation practices, the Company engaged Frederic W. Cook & Co., Inc. (“FW Cook”), as its independent executive compensation adviser.  FW Cook advised the Company on a range of compensation opportunities for 2021 and provided comparative pay levels utilized by companies in the real estate business and those similar in size to INDUS.  FW Cook advised on base salary, target annual incentive bonus, target total cash compensation, target long-term incentives, and target total direct compensation.  The Company plans to re-engage with FW Cook in 2022 to be sure practices are competitive and appropriate based upon the size of the Company and the nature of its business.  In determining compensation opportunities for 2021, the Compensation and Human Capital Committee examined each component on both a stand-alone and aggregate basis. Using its business judgment, the Compensation and Human Capital Committee made its decisions based on comparative data, professional advice, each executive’s experience level, job performance, duties and responsibilities, the Company’s historical and expected performance and internal pay equity.

INDUS and the Compensation and Human Capital Committee considered evolving best practices in executive compensation and corporate governance and the following highlights key goals and elements included in the Company’s 2021 Executive Compensation Program (many of which was in place during the prior year):

1)	Align Pay for Performance: A substantial portion of compensation is not guaranteed and is linked to the achievement of key financial metrics.

2)	Balance Short Term and Long Term Goals: INDUS’ incentive programs provide a balance of annual and longer-term incentives, including performance metrics that measure both absolute performance (for short-term incentives) and relative performance (total stockholder returns for long-term incentives).

3)	Cap the maximum payouts: INDUS established maximum amounts that may be earned under any award of performance-based compensation for its Named Executive Officers, typically set at or below the levels of comparable peers.

4)	Stock Ownership Guidelines: INDUS’ executive officers and directors are subject to stock ownership and retention guidelines as further described below.

5)	Clawback: INDUS has a policy that requires the reimbursement of certain incentive compensation in the event of a substantial restatement of our financial results caused by intentional misconduct by senior officers of the Company as further described below.

6)	Independent Compensation Consultant: INDUS’ Compensation and Human Capital Committee utilized an independent consultant to provide guidance on a variety of executive compensation matters for 2021.

7)	Independent Compensation Committee: INDUS’ Compensation and Human Capital Committee is comprised solely of independent directors.

Further, the following executive compensation policies were eliminated or avoided in 2021:

1)	No employment or severance agreements: INDUS does not have employment or severance agreements with any of its executive officers and does not guarantee annual salary increases to executive officers.

2)	No accelerated vesting upon termination: Restricted stock units under long-term equity incentives do not provide for accelerated vesting in the event of a termination of employment.

3)	No tax gross-ups and limited perquisites: INDUS does not provide any tax gross-ups for benefits or compensation received and its executive officers are provided with limited perquisites.

4)	No dividend equivalents on unvested restricted stock units: Restricted stock units do not receive dividend equivalents during the restricted period; accrued dividends are paid only to the extent the restricted stock units vest.

5)	No hedging or pledging of stock: INDUS’ executive officers and directors are expressly prohibited from entering into hedging or monetization transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities.

6)	No re-pricings without stockholder approval: INDUS does not allow the re-pricing of equity awards granted under the 2020 Incentive Award Plan without the approval of stockholders.

Overview of Elements of 2021 Executive Compensation Program

Under the 2021 Executive Compensation Program, the total compensation opportunity for the Company’s Named Executive Officers in 2021 incorporates three primary components: base salary, an annual cash incentive award and a long-term equity incentive award.

Base Salary

Base salaries (the fixed portion of compensation) are intended to recognize the fundamental market value for each Named Executive Officer’s skills and experience based on the responsibilities of his respective position. As part of its review of the Company’s 2021 Executive Compensation Program, the Compensation and Human Capital Committee and INDUS’ Chief Executive Officer agreed that a greater portion of the Chief Executive Officer’s total annual cash compensation should be “at risk” and tied to the Company’s performance.  As a result, the Chief Executive Officer’s base salary for 2021 was reduced to $475,000 in 2021 from $546,500 in 2020.

Annual Incentive Compensation Program

For the 2021 Executive Compensation Program, the Compensation and Human Capital Committee established a target annual incentive award opportunity for each of the Company’s Named Executive Officers based on a review of his respective individual scope of responsibilities, experience, qualifications, individual performance and contributions to the Company.  The Compensation and Human Committee set target annual cash incentive equal to a specified percentage of annual base salary. The 2021 target cash incentive awards as a percentage of annual base salary were as follows for our Named Executive Officers: 75% of base pay for Mr. Gamzon, 40% for Mr. Galici and 60% for Mr. Lescalleet.  .Each annual cash incentive award has a threshold, target and maximum goal based on corporate and individual metrics. If the threshold, target or maximum goal for a performance metric is achieved, then the performance metric will be deemed to be earned at 50%, 100% or 150%, respectively. Results below the threshold goal result in a zero payout and achievement at levels between the threshold and maximum goals are determined via linear interpolation. No more than 150% of the target award may be earned under the annual cash incentive plan.

For 2021, Company performance for the annual cash incentive award consisted of a formulaic component comprised of a single metric of adjusted cash core FFO.  We believe adjusted cash core FFO reflects the operating performance of our portfolio on a cash basis and takes into account growth in our operating income from increased occupancy and rental rates, our ability to control building operating expenses and general and administrative expenses, and to manage the cost on any borrowings.  For 2021, 75% of the annual cash incentive award opportunities for Mr. Gamzon and Mr. Galici and 65% of the annual cash incentive award opportunities for Mr. Lescalleet were based on the Company’s performance.  In 2021, the adjusted cash core FFO metric achieved 106% of target.

The annual cash incentive award also includes quantitative and qualitative individual goals comprised of acquisitions, dispositions, leasing, construction, ESG initiatives, and capital raising/investor relations.  For 2021, 25%

of the annual cash incentive award opportunities for Mr. Gamzon and Mr. Galici and 35% of the annual cash incentive award opportunities for Mr. Lescalleet were based on the individual goals.

The individual goals for our Named Executive Officers are summarized below:

Mr. Gamzon:  Mr. Gamzon’s individual 2021 goals included implementing the Company’s strategic plan, raising capital to support the Company’s growth plan including increasing the size of the Company’s credit facilities, increasing the Company’s investor base, divesting of non-core assets, building and managing the Company’s infrastructure and further progress on achieving the Company’s stated ESG goals and initiatives.

Mr. Galici: Mr. Galici’s 2021 goals included increasing the size of the company’s credit facilities, providing the financial statement support for planned capital raising activities, recruitment of additional staff to support the finance function, manage the transition of the company’s new real estate accounting software and continuing personal development opportunities.

Mr. Lescalleet: Mr. Lescalleet’s 2021 goals included the lease up of existing vacancies and maintaining high occupancy in the Company’s portfolio with performance measured based upon planned lease terms, identifying and completing “built-to-suit” opportunities, divestiture of certain non-core assets, developing further knowledge in the Company’s newer geographic markets and managing the Company’s Bloomfield office including assisting with implementation of the new accounting system.

The amounts accrued under the INDUS Annual Cash Incentive Plan, for each of the Named Executive Officers are shown in the following table. The amounts in the table below reflect performance against the Cash Core FFO incentive plan component and the individual performance goals with the individual cash percentage representing the actual cash bonus as a percentage of a 100% bonus achievement:

	Amount Earned
	Based on Actual Level	Individual
Named Executive Officer	of Achievement	Cash %
Michael S. Gamzon	$416,813	117%
Anthony J. Galici	$154,440	117%
Thomas M. Lescalleet	$201,072	114%

Equity Compensation

No stock options were awarded to any of the Named Executive Officers or to any employee of the Company in 2021. The currently outstanding stock options held by the Named Executive Officers vested in equal installments on the third, fourth and fifth anniversaries from the date of grant and are currently fully vested.

In lieu of stock options, long-term incentive compensation is achieved through the grant of other stock awards to INDUS’ executives on an annual basis.  The objective of these stock awards are to: (i) reward achievement over a multi-year period; (ii)  align the interests of executives with stockholders by focusing on the creation of value through the growth in INDUS’ stock price over time; and (iii) provide a retention mechanism through multi-year vesting.  Such long-term equity incentive (“LTIP”) awards were granted 50% in the form of restricted stock units (“RSUs”) and 50% in the form of performance stock units (“PSUs”).

Performance Stock Units. PSU awards granted to Named Executive Officers generally vest after three years, if and to the extent certain performance goals are met, with up to 200% payout upon achievement of maximum performance. The performance goals are based on the Company’s relative total stockholder return (“rTSR”) compared to two indices over a three-year measurement period.  The two indices are the NAREIT FTSE Industrial Index (as adjusted to exclude those companies principally focused on highly specialized end uses such as cold storage or the cannabis industry) and the MSCI REIT US Equity Index (the NAREIT FTSE Industrial Index and the MSCI REIT US Equity Index, collectively, the “Indices”).  If the threshold performance level is achieved, which equals the 25th percentile of performance as compared to the Indices, 50% of the PSUs shall vest. If the target performance level is achieved, which equals the 50th percentile of performance as compared to the Indices, all of the PSUs shall vest. If the maximum performance level is achieved, the 75th percentile of performance as compared to the Indices, 200% of the

PSUs shall vest. If the Company’s rTSR performance is between either the threshold, target or maximum levels, the percentage of PSUs that vest shall be determined by linear interpolation. During the vesting period, PSUs accumulate dividend equivalents, which are deemed reinvested in additional vested PSUs based on the closing price of the Company’s common stock on the dividend payment dates. When the original PSUs vest, the original PSU and the PSUs acquired through corresponding dividend equivalents are converted to shares of the Company’s common stock and paid to participants.

Time-Based Restricted Stock Units: RSU awards granted to Named Executive Officers generally vest in equal annual installments on the first three anniversaries of the grant date, provided the Named Executive Officer remains employed with the Company on such vesting date.  During the vesting period, RSUs accumulate dividend equivalents, which are deemed reinvested in additional vested RSUs based upon the closing price of the Company’s common stock on the dividend payment dates.  When the original RSUs vest, the original RSU and the RSUs acquired though corresponding dividend equivalents are converted to shares of the Company’s common stock and paid to participants.

The Compensation and Human Capital Committee oversees the grants of long-term incentives on an annual basis and at any other times that may be warranted.  The Compensation and Human Capital Committee determines the grant amounts based on the executive’s level of responsibility within the Company, internal contributions to the Company and its long-term performance, and external competitive compensation data.  In 2021, the long-term incentive compensation awards for our Named Executive Officers were as follows:

Executive Officer	Date of Grant	Performance Stock Units	Time-Based Restricted Stock Units
Michael Gamzon	February 1, 2021	3,586	3,586
Anthony Galici	February 1, 2021	1,195	1,195
Tim Lescalleet	February 1, 2021	1,195	1,195

Other Compensation Programs and Policies

Retirement Plans. INDUS sponsors the INDUS 401(k) Savings Plan, pursuant to which certain employees, including the Named Executive Officers, are eligible to participate. The Company makes matching contributions of 60% of the eligible employee’s contributions, up to a maximum of 5% of base salary.

Deferred Compensation. INDUS maintains a Deferred Compensation Plan for certain of its employees, including the Named Executive Officers, who, due to Internal Revenue Service regulations, could not take full advantage of the INDUS 401(k) Savings Plan. The Deferred Compensation Plan is unfunded, with benefits to be paid from the Company’s assets. Distributions from the Deferred Compensation Plan generally may occur at termination of employment, change in control and/or at the time of qualifying hardship events. The Company’s contributions to the Deferred Compensation Plan for Messrs. Gamzon, Galici and Lescalleet were $6,316, $1,260 and $158, respectively, and are included in the “All Other Compensation” column of the Summary Compensation Table. No earnings from the Deferred Compensation Plan are included in the “All Other Compensation” column of the Summary Compensation Table. Effective January 1, 2022, INDUS closed the Deferred Compensation Plan to any further contributions.

Perquisites and Other Benefits. The Compensation and Human Capital Committee annually reviews the perquisites that senior management receive. The Named Executive Officers participate in the Company’s medical insurance and life insurance plans on the same terms as other employees. INDUS does not provide its executive officers reimbursement for automobiles, country clubs, financial planning or other perquisites of a similar nature.

Hedging and Pledging Policy. INDUS prohibits Company directors, officers and employees (and related persons and entities) from (i) engaging in any hedging or monetization transactions involving Company securities or from purchasing or selling any put or call option contract derivative contract or similar instrument with respect to Company securities and (ii) pledging Company securities as collateral for a loan or holding such shares in a margin account.

No Employment, Change in Control or Severance Agreements. As a matter of its business philosophy, INDUS generally does not enter into employment, change in control or severance agreements with its executive officers that are expected to obligate the Company to provide any material compensation or benefits in connection with a termination of employment, change in control or change in the Named Executive Officer’s responsibilities.  Additionally, INDUS generally does not guarantee a certain amount of incentive compensation to its Executive Officers other than unique circumstance such as for new hires where the Company may guarantee a certain level of incentive compensation in the first year of service.

Clawback. INDUS has a policy that requires the reimbursement of incentive compensation in the event of a substantial restatement of its financial results caused by intentional misconduct by senior officers of the Company, including the Named Executive Officers. The Board reserves the right to review the incentive compensation received by the senior officers with respect to the period to which the restatement relates, recalculate the Company’s results for the period to which the restatement relates and seek reimbursement of that portion of the incentive compensation that was based on the misstated financial results from the senior officer or officers whose intentional misconduct was the cause of the restatement.

Stock Ownership Guidelines. INDUS has guidelines that requires ownership of the Company’s common stock by executive officers. Executive Officers are required to own Company stock with a market value of at least: (i) five times annual base salary for the Chief Executive Officer and (ii) two times annual base salary for Executive Vice Presidents. Directors and Executive Officers are required to retain 100% of stock granted, net of tax payments incurred from the award of such stock, until the multiple is achieved.

Updates for the 2022 Executive Compensation Program

The Compensation and Human Capital Committee considered the results of the Company’s say-on-pay advisory vote and the  high level of stockholder support when designing the Company’s 2022 Executive Compensation Program which is substantially similar to the Company’s 2021 Executive Compensation Program. The Company’s 2022 Executive Compensation Program includes the following refinements to its 2021 Executive Compensation Program:

Company Performance Metrics:  In 2022, the Company performance component of the annual cash incentive award will consist of two formulaic metrics in addition the individual performance components: (i) adjusted cash core FFO and (ii) growth in the industrial/logistics portfolio as measured by square feet of properties acquired, developed or added to the development pipeline.  We believe adding an additional metric tied to the growth of our portfolio measures our performance against our strategic goals to grow our square footage owned and under development, deploy our capital and grow our cash core FFO.

Increased emphasis on ESG: In 2022, to achieve or exceed target for qualitative performance goals, participants in the incentive compensation plan must contribute to the progress and achievement of INDUS-identified ESG Goals/initiatives as listed on our website which generally follow certain UN Sustainable Development Goals.    Some of the most meaningful goals for the Company follow environmental and clean energy initiatives.   Other areas of focus include employee health and wellness, training and being of service to our communities.  For 2022, ESG components to incentive compensation include:

●	Evaluation and commencement of solar rooftop projects where feasible
●	Creation of an LED lighting upgrade/retrofit program for existing tenants
●	Installation of electric charging stations in all new developments
●	Diversity initiatives to ensure that recruiting efforts include candidates of women, self-identifying minorities and/or LGBTQ for each job opening

Shareholder Say-on-Pay Votes

At INDUS’ 2021 annual meeting of stockholders, INDUS’ stockholders were given the opportunity to cast an advisory vote on INDUS’ executive compensation. Over 99% of the votes cast on this “2021 say-on-pay vote” were voted in favor of the proposal. INDUS has considered the 2021 say-on-pay vote and believes that the support for the 2021 say-on-pay vote proposal indicates that INDUS’ stockholders casting votes are supportive of the approach to executive compensation. While the results of these votes is non-binding, in the future, INDUS will continue to consider the outcome of the say-on-pay votes when making compensation decisions regarding its Named Executive Officers.

PROPOSAL III. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTANTS

The following is a summary of the fees incurred by INDUS for professional services rendered by RSM US LLP (“RSM US”) for 2021 and the fiscal year ended November 30, 2020 (“fiscal year 2020”):

	2021 Fees	2020 Fees
Audit fees	$476,200	$428,819
Audit-related fees	243,375	55,400
Tax fees	97,755	57,675
All other fees	—	—
	$817,330	$541,894

Audit fees consist of fees incurred for professional services rendered for the audit of INDUS’ consolidated financial statements and for the review of INDUS’ interim consolidated financial statements. Audit-related fees in 2021 and fiscal year 2020 reflect fees for professional services rendered by RSM US in connection with INDUS’ filing of registration statements with the SEC and fees for the audit of the INDUS 401(k) Savings Plan by RSM US. Tax fees for 2021 and fiscal year 2020 consist of fees incurred for professional services performed by RSM US relating to tax compliance, tax reporting and tax planning. There were no consulting or other fees paid to RSM US in 2021 or fiscal year 2020.

The Audit Committee’s policy is to pre-approve all audit, audit-related and tax services to be provided by the independent registered public accountants. During 2021, INDUS’ Audit Committee pre-approved all audit, audit-related and tax services. The Audit Committee has considered the non-audit services provided by RSM US and determined that the services provided were compatible with maintaining the independence of RSM US.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF RSM US LLP

While the submission of this proposal to a vote of stockholders is not legally required, the Audit Committee and management believe that stockholder ratification of INDUS’ selection of RSM US as its independent registered public accountants is desirable. In the event this selection is not ratified by the affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal, the Audit Committee will consider that fact when it selects the independent registered public accountants for the following year. The Audit Committee may, in its discretion, replace RSM US as independent registered public accountants at a later date without the approval of the stockholders.

A representative of RSM US is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

INDUS’ Audit Committee is comprised of Mr. Bechtel, as Chairman, Mr. May and Ms. North. All members of the Audit Committee meet the Nasdaq composition requirements, including the requirements regarding financial literacy, and the Board has determined that each member is independent under the listing standards of Nasdaq and the rules of the SEC, regarding audit committee membership. The Audit Committee operates under a written charter, which is publicly available in the “Corporate Governance” section of the “Investors” section of INDUS’ website located at www.indusrt.com.  The Board has determined that Ms. North is an “Audit Committee Financial Expert” as defined by the Rules of the SEC.

The primary function of the Audit Committee is to assist INDUS’ Board with its oversight responsibilities regarding: (i) the integrity of INDUS’ financial statements; (ii) INDUS’ compliance with legal and regulatory requirements; (iii) the independent registered public accountant’s qualifications and independence; and (iv) the performance of the independent registered public accountants. The Audit Committee prepared the report required by the rules of the SEC to be included in this Proxy Statement.

The Audit Committee’s powers and responsibilities include: (1) the sole authority for the appointment, compensation, retention and oversight of the independent registered public accountants; (2) the pre-approval of audit and non-audit services by the independent registered public accountants; (3) the review of independence of the independent registered public accountants; (4) the ongoing review of all related party transactions; (5) the establishment of procedures for the receipt, retention and treatment of complaints received by INDUS regarding accounting, internal accounting controls or auditing matters; (6) the regular reporting to the Board of any issues that arise with respect to the quality or integrity of INDUS’ financial statements and (7) the oversight of significant risks or exposures facing the Company.

Review of INDUS’ Audited Financial Statements for the Fiscal Year Ended December 31, 2021

The Audit Committee reviewed and discussed the audited consolidated financial statements of INDUS for the fiscal year ended December 31, 2021 with INDUS’ management. The Audit Committee discussed with RSM US, INDUS’ independent registered public accountants for the fiscal year ended December 31, 2021, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communications with Audit Committees.”

The Audit Committee has also received the written disclosures and the letter from RSM US required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence. The Audit Committee has discussed the independence of RSM US with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that INDUS’ audited consolidated financial statements be included in INDUS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Submitted By:	David R. Bechtel (Chairman)
Jonathan P. May
Molly North

The information under “Review of INDUS’ Audited Financial Statements for the Fiscal Year Ended December 31, 2021” shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that INDUS specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts

HOUSEHOLDING

The SEC’s rules permit INDUS to deliver a single set of proxy materials to one address shared by two or more of its stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, INDUS has delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. INDUS agrees to deliver promptly, upon written or oral request, a separate copy of proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of proxy materials, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify INDUS if you hold registered shares. Registered stockholders may notify INDUS by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

A copy of INDUS’ Annual Report on Form 10-K filed with the SEC, including the financial statements and the financial statement schedules thereto, is available to INDUS’ stockholders without charge at INDUS’ website (www.indusrt.com), at the website maintained by the SEC (http://www.sec.gov/) and at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, a limited number of copies are available at INDUS’ offices, without charge, and may be obtained upon written request to:

INDUS Realty Trust, Inc.
641 Lexington Avenue
26th Floor
New York, New York 10022
Attention: Corporate Secretary

On behalf of the Board of Directors,
THOMAS M. DANIELLS
Senior Vice President, General Counsel and Secretary

VIEW MATERIALS & VOTE w SCAN TO INDUS REALTY TRUST, INC. ATTN: THOMAS M. DANIELLS SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY 641 LEXINGTON AVENUE 26TH FLOOR NEW YORK, NEW YORK 10022 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/INDT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 13, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D77320-P71042 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INDUS REALTY TRUST, INC. The Board of Directors recommends you vote FOR all the nominees listed below: 1. The election of nine directors to serve for a one-year term expiring at the 2023 Annual Meeting or until their successors are duly elected and qualified. Nominees: For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. David R. Bechtel 2. The approval, on an advisory (non-binding) basis, of the compensation of INDUS's named executive officers as presented in INDUS's Proxy Statement. 1b. Frederick M. Danziger ! ! ! 1c. Gordon F. DuGan 3. The ratification of the selection of RSM US LLP as INDUS's independent registered public accountants for the year ending December 31, 2022. 1d. Michael S. Gamzon 1e. Jonathan P. May NOTE: Such other business as may properly be brought before the Annual Meeting or any postponement, continuation or adjournment thereof. 1f. Molly North 1g. Amy Rose Silverman 1h. Michael Simanovsky 1i. Albert H. Small, Jr. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. D77321-P71042 INDUS REALTY TRUST, INC. Annual Meeting of Stockholders June 14, 2022 11:00 AM ET This proxy is solicited by the Board of Directors The undersigned holder(s) of Common Stock of INDUS Realty Trust, Inc., a Maryland Corporation ("INDUS"), hereby authorize(s) and appoint(s) Jon W. Clark and Michael S. Gamzon, or either of them, as proxies with full power of substitution in each, to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of INDUS that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 AM ET, on June 14, 2022, via live webcast at www.virtualshareholdermeeting.com/INDT2022 and any adjournment, continuation or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such Annual Meeting. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side